Exhibit 15

May 12, 1994


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Dear Sirs:

We are aware that M/A-COM, Inc. has included our report dated April 25, 1994 (issued pursuant to the provisions of Statements on Auditing Standards Nos.
42 and 71) in the Prospectuses constituting part of its Registration Statements on Form S-3 (No. 2-99637) and Form S-8 (Nos. 2-17757; 2-25410; 2-
31632; 2-47195; 2-53255; 2-53257; 2-68734; 2-68809; 2-69195; 2-69202; 2-
69259; 2-70247; 2-71043; 2-72234; 2-72235; 2-76292; 2-81497; 2-81907; 2-
92614; 2-92616; 2-92617; 33-10913; 33-10916; 33-33372; 33-35845; 33-36846; 33-
44212). We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,

PRICE WATERHOUSE